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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)        April 16, 2007
                                                        ---------------


                      AMERICAN REAL ESTATE PARTNERS, L.P.
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             (Exact name of registrant as specified in its charter)

         Delaware               1-9516                     13-3398766
        ----------              ------                     ----------
  (State of Incorporation)   (Commission                (I.R.S. Employer
                             File Number)               Identification No.)

                          767 Fifth Avenue, Suite 4700
                            New York, New York 10153
                            -------------------------
               (Address of principal executive offices)(Zip code)

                                 (212) 702-4300
                                 ---------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

      ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

SECTION 2 - FINANCIAL INFORMATION

      ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF- BALANCE SHEET ARRANGEMENT OF REGISTRANT

         American Real Estate Partners, L.P. (NYSE: ACP) ("AREP") today announced that it had sold an aggregate of $300 million of its Variable Rate Senior Convertible Notes due 2013 (the "Notes") to Portside Growth and Opportunity Fund, an investment fund managed by Ramius Capital Group, LLC ("Ramius Capital"), and an investment fund managed by Highbridge Capital Management, LLC ("Highbridge"), pursuant to an option granted to Ramius Capital and Highbridge under a Securities Purchase Agreement entered into among the Company, Ramius Capital and Highbridge. As a result, to date, AREP has sold a total of $500 million of the Notes. The Notes were sold in a private placement pursuant to Section 4(2) of the U.S. Securities Act of 1933 (the "Securities Act").

         As previously announced, AREP entered into the Securities Purchase Agreement with Ramius Capital and Highbridge on April 4, 2007, pursuant to which AREP sold an aggregate of $200 million of the Notes to Ramius Capital and Highbridge on April 5, 2007. Under the terms of the Securities Purchase Agreement, AREP granted Ramius Capital and Highbridge an option through April 13, 2007 to purchase up to an additional $400 million in aggregate principal amount of the Notes. On April 12, 2007, Ramius Capital and Highbridge notified the Company that they were exercising such option with respect to an additional $300 million in aggregate principal amount of the Notes.

         Under the terms of the Securities Purchase Agreement, AREP now has the right, until May 5, 2007, to place an additional $100 million in aggregate principal amount of the Notes with other investors, subject to an option granted to Ramius Capital and Highbridge to purchase such additional Notes on or before April 25, 2007.

         The Notes bear interest at a rate of LIBOR minus 125 basis points, but no less than 4.0% nor higher than 5.5%, and are convertible into Depositary Units of AREP at a conversion price of $132.595 per share, subject to adjustments in certain circumstances.

         The Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

         In connection with the sale of the Notes, AREP and the Initial Buyers have entered into a Registration Rights Agreement, pursuant to which AREP has agreed to file one or more shelf registration statements with respect to resales of Depositary Units issuable upon conversion of the Notes.

SECTION 3 - SECURITIES AND TRADING MARKETS

       ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

         The information provided in Item 2.03 regarding the issuance and terms of the Variable Rate Senior Convertible Notes is hereby incorporated by reference.

         The Notes are being issued in a private placement pursuant to Rule 144A and Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC under the Securities Act.

SECTION 8 - OTHER EVENTS

       ITEM 8.01         OTHER EVENTS

         On April 17, 2007, the Company issued a press release, a copy of which is furnished as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

       ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

       (D) EXHIBITS

       EXHIBIT 10.44 - Form of Variable Rate Senior Convertible Notes due 2013

       EXHIBIT 99.1 - Press release dated April 17, 2007

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMERICAN REAL ESTATE PARTNERS, L.P.
                                ------------------------------------
                                             (Registrant)


Date:  April 17, 2007           By:  AMERICAN PROPERTY INVESTORS, INC.,
                                     its General Partner

                                By: /s/ Keith A Meister
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                                    Keith A. Meister
                                    Principal Executive Officer